          As filed with the Securities and Exchange Commission on March 10, 1995
                                              Registration No. 33-______________

- --------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                      FORM S-8
                              REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                            PHOENIX TECHNOLOGIES LTD.
                 (Exact name of registrant as specified in its charter)

           DELAWARE                               04-2685985
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

                           2770 DE LA CRUZ BOULEVARD
                          SANTA CLARA, CALIFORNIA 95050
                    (Address of principal executive offices)

                          1994 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                              SCOTT C. NEELY, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           PHOENIX TECHNOLOGIES LTD.
                           2770 DE LA CRUZ BOULEVARD
                        SANTA CLARA, CALIFORNIA 95050
                                (408) 654-9000
           (Name, address and telephone number, including area code,
                              of agent for service)

                                      COPIES TO:
                               Laird H. Simons, Esq.
                              Scott P. Spector, Esq.
                                 Iain Mickle, Esq.
                                  Fenwick & West
                               Two Palo Alto Square
                             Palo Alto, California  94306

                           CALCULATION OF REGISTRATION FEE


- ------------------------------------------------------------------------------------------------------------------------------------
  Title of Securities           Amount             Proposed Maximum            Proposed Maximum             Amount of
         to be                  to be             Offering Price Per          Aggregate Offering           Registration
      Registered              Registered                 Share(1)                    Price (1)                  Fee
- ------------------------------------------------------------------------------------------------------------------------------------
  Common Stock,
  $0.001 par value (2)        1,255,386 shares           $6.375                 $8,003,085.75                $2,759.68
- ------------------------------------------------------------------------------------------------------------------------------------

     (1) Estimated as of March 7, 1995 pursuant to Rule 457 solely for the purpose of calculating the registration fee.

     (2) Associated with the Common Stock are common stock purchase rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

   This Registration Statement, including exhibits, consists of 45 sequentially numbered pages. The Index to Exhibits appears on sequentially numbered page 7.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
         "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section
         13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed with the Commission under
         Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     The consolidated balance sheets as of September 30, 1994 and 1993, and the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1994 incorporated by reference herein and the related financial statement schedules incorporated by reference herein have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, give on the authority of that firm as experts in accounting and auditing.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As to named experts, Item 5 is inapplicable. Scott C. Neely, whose opinion is included as Exhibit 5.1 hereto, is a holder of options covering significantly less than one percent (1%) of the outstanding shares of the outstanding Common Stock, $.001 par value per share of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law grants to each corporation organized thereunder the power to indemnify its officers and directors for certain acts. Article TENTH of the Registrant's Restated Certificate of Incorporation sets forth the extent to which officers and directors of the Registrant may be indemnified against any liabilities which they may incur in their capacities as directors or officers of the Registrant. Article

                              2 of 45

TENTH provides, in part, that each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise shall be indemnified and held harmless by the Registrant, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding; provided, however, that if the person seeking indemnification initiated the proceeding in respect to which he or she is seeking indemnification from the Registrant, the Registrant shall provide such indemnification only if such proceeding was authorized by the Registrant's Board of Directors. The right to indemnification includes the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to indemnification.

     Article NINTH of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except for liability: (1) for breach of a director's duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.


ITEM 8.  EXHIBITS.

     The exhibits required by Item 601 of Regulation S-K are listed in the Exhibit Index which follows the signature page for this Form S-8.


ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof)

                              3 of 45
which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                4 of 45

POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Ronald D. Fisher, Robert J. Riopel, Scott C. Neely and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on this 9th day of March, 1995.


                          PHOENIX TECHNOLOGIES LTD.



                          By: /s/Ronald D. Fisher
                              ------------------------
                              Ronald D. Fisher
                              Chairman and Chief Executive
                              Officer

                              5 of 45

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                    DATE
- ------------------------   --------------            -----------


CHIEF EXECUTIVE OFFICER:



/s/Ronald D. Fisher        Chairman, Chief           March 9, 1995
- -------------------------
Ronald D. Fisher           Executive Officer, and
                           Director

CHIEF FINANCIAL OFFICER:



/s/Robert J. Riopel        Vice President, Finance, March 9, 1995
- --------------------------
Robert J. Riopel           Chief Financial Officer
                           and Treasurer

OTHER DIRECTORS:



/s/Charles Federman        Director                  March 9, 1995
- --------------------------
Charles Federman


/s/Lawrence G. Finch       Director                  March 9, 1995
- --------------------------
Lawrence G. Finch


/s/Lance E. Hansche        Director                  March 9, 1995
- --------------------------
Lance E. Hansche


/s/Anthony P. Morris       Director                  March 9, 1995
- ---------------------------
Anthony P. Morris

                              6 of 45


                                                            EXHIBIT INDEX
Exhibit                                                                                                  Sequentially
Number              Description of Exhibit                                                              Numbered Page
- -------             ----------------------                                                              -------------
4.1                 Restated Certificate of Incorporation                                                         --
                    of the Registrant (incorporated herein
                    by reference to Exhibit 3.1 to the
                    Registrant's Registration Statement
                    on Form S-1, Registration No. 33-21793
                    (the "Form S-1"))

4.2                 By-laws of the Registrant as amended through
                    February 6, 1995                                                                               9

4.3                 Certificate of Correction to the Registrant's                                                 --
                    Restated Certificate of Incorporation (incorporated
                    herein by reference to Exhibit 3.3 to Amendment
                    No. 2 to the Form S-1 ("Amendment No. 2"))

4.4                 Certificate of Amendment to the Registrant's                                                  --
                    Restated Certificate of Incorporation (incorporated
                    herein by reference to Exhibit 3.4 to Amendment No. 2)

4.5                 Certificate of Correction to the Registrant's                                                 --
                    Restated Certificate of Incorporation (incorporated
                    herein by reference to Exhibit 3.5 to the Registrant's
                    Annual Report on Form 10-K for the fiscal
                    year ended September 30, 1988 (the "1988 Form 10-K"))

4.6                 Certificate of Ownership (uncorporated herein by                                              --
                    reference to Exhibit 3.6 to the 1988 Form 10-K)

4.7                 Certificate of Correction to the Registrant's                                                 --
                    Restated Certificate of Incorporation (incorporated
                    herein by reference to Exhibit 3.7 to the
                    1988 Form 10-K)

4.8                 Rights Agreement dated as of October 31, 1989                                                 --
                    between the Registrant and The First National Bank
                    of Boston (incorporated herein by reference to
                    Exhibit 4.1 to the Registrant's Current Report on
                    Form 8-K dated October 31, 1989 (the "1989 8-K"))

4.9                 Certificate of Designations of the Registrant's                                               --
                    Series A Junior Participating Preferred Stock
                    (incorporated herein by reference to Exhibit 4.1 to
                    the 1989 8-K)

4.10                Registrant's 1994 Equity Incentive Plan as amended
                    through December 12, 1994                                                                      21


                                     7 of 45


Exhibit                                                     Sequentially
Number              Description of Exhibit                  Numbered Page
- -------             ----------------------                  -------------

4.11                Form of Stock Option Agreement                      38

5.1                 Opinion of Scott C. Neely                           44

23.1                Consent of Scott C. Neely, Esq.
                    (included in Exhibit 5.1)                           --

23.2                Consent of Coopers & Lybrand L.L.P.,                45
                    Independent Accountants

24.1                Power of Attorney (see page 5)                      --


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